Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $29.8 MILLION AND DILUTED EARNINGS PER SHARE OF $0.68; ANNOUNCES 4% DIVIDEND INCREASE

NORWICH, NY (October 22, 2018) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported record net income and diluted earnings per share for both the three and nine months ended September 30, 2018.

Net income for the three months ended September 30, 2018 was $29.8 million, up 6.0% from $28.1 million for the second quarter of 2018 and up 30.3% from $22.9 million for the third quarter of 2017. Diluted earnings per share for the three months ended September 30, 2018 was $0.68, as compared with $0.64 for the prior quarter and $0.52 for the third quarter of 2017, an increase of 31%.

Net income for the nine months ended September 30, 2018 was $83.9 million, up 30.1% from $64.5 million for the same period last year. Diluted earnings per share for the nine months ended September 30, 2018 was $1.91, as compared with $1.47 for the same period in 2017, an increase of 30%.

Highlights:

•	Quarterly earnings per share up 6.3% from prior quarter and up 30.8% from prior year

•	4% quarterly dividend increase to $0.26 per share

•	Loan growth for the nine months ended September 30, 2018 of 6.2% (annualized)

•	Average demand deposits for the nine months ended September 30, 2018 up 4.7% over 2017

•	FTE net interest margin of 3.57% for nine months ended September 30, 2018 up 11 bps from 2017

•	Full cycle deposit beta of 5.7% through the quarter ending September 30, 2018[1]

“For the third quarter and through the first nine months of the year, we have achieved record net income and earnings per share,” said NBT President and CEO John H. Watt, Jr. “These results reflect the continuing efforts of our team to drive organic growth in loans and deposits and to grow our fee-based businesses while making important and ongoing technology investments that enable NBT to continually enhance the customer experience and create long-term shareholder value. Our ability to successfully manage deposit costs in a rising rate environment and to maintain strong asset quality is fundamental to our business. We are also pleased to announce a 4% increase to the quarterly dividend to $0.26 per share. Combined with the dividend increase we announced earlier this year, this represents a 13% increase in our quarterly dividend in 2018.”

Net interest income was $77.5 million for the third quarter of 2018, up $1.8 million, or 2.4%, from the previous quarter. The fully taxable equivalent (“FTE”) net interest margin was 3.57% for the three months ended September 30, 2018, comparable to the previous quarter, as higher rates on average earning assets were offset by higher funding costs. Interest income increased $3.4 million, or 4.1%, as the yield on average earning assets increased 6 basis points (“bps”) from the prior quarter to 4.05%, combined with an increase in average interest earning assets of $109.9 million, or 1.3%, driven by the increase in average loans of $88.9 million. Interest expense was up $1.7 million, or 18.3%, as the cost of interest bearing liabilities increased 10 bps to 0.71% for the quarter ended September 30, 2018, driven by increased short-term borrowings costs, with interest-bearing deposit costs increasing 8 bps.

1 The change in the Company’s quarterly deposit costs from December 31, 2015 to September 30, 2018 of 0.11% divided by the change in Federal Reserve’s target fed funds rate from December 2015 to September 2018 of 2.00%

Net interest income was $77.5 million for the third quarter of 2018, up $5.6 million, or 7.8%, from the third quarter of 2017. The FTE net interest margin of 3.57% was up 10 bps from the third quarter of 2017. Interest income increased $9.4 million, or 11.9%, as the yield on average earning assets increased 25 bps from the same period in 2017, and average interest earning assets increased $341.9 million, or 4.1%, primarily due to the $439.3 million increase in average loans that was partially offset by a $91.9 million decrease in securities. Interest expense increased $3.8 million, or 54.4%, as the cost of interest bearing liabilities increased 24 bps, driven by the increase in short-term borrowing costs, combined with interest-bearing deposit costs increasing 18 bps.

Net interest income for the first nine months of 2018 was $226.8 million, up $16.7 million, or 8.0%, from the same period in 2017. The FTE net interest margin of 3.57% for the nine months ended September 30, 2018, was up from 3.46% for the same period in 2017 primarily due to asset yields increasing 22 bps, more than offsetting the 17 bp rise in the cost of interest bearing liabilities. Average interest earning assets were up $314.0 million, or 3.8%, for the nine months ended September 30, 2018, as compared to the same period in 2017, driven by a $426.0 million increase in loans that was partially offset by a $105.2 million decrease in securities. Interest income increased $24.6 million, or 10.7%, due to the increase in earning assets combined with a 21 bp improvement in loan yields. Interest expense was up $7.8 million, or 41.0%, for the nine months ended September 30, 2018 as compared to the same period in 2017 and resulted primarily from a 17 bp increase in rates driven by higher borrowing costs and an 11 bp increase in the cost of deposits, combined with an increase in average interest bearing liabilities of $169.8 million. The Federal Reserve has raised its target fed funds rate eight times from December 2015 through September 2018 for a total of 200 bps. During this same cycle of increasing rates, the Company’s deposit rates have increased by 11 bps, resulting in a full cycle deposit beta of 5.7%. The favorable deposit beta was influenced by a favorable loan to deposit ratio and deposit mix.

Noninterest income for the three months ended September 30, 2018 was $33.4 million, down $0.8 million, or 2.3%, from the prior quarter and up $2.6 million, or 8.5%, from the third quarter of 2017. The decrease from the prior quarter was driven by lower trust income due to higher seasonal fees in the second quarter and other noninterest income due to lower swap fee income during the third quarter of 2018. The increase from the third quarter of 2017 was driven by higher retirement plan administration fees resulting from the acquisition of Retirement Plan Services, LLC (“RPS”) in the second quarter of 2018 and higher insurance and other financial services revenue due to account growth that were partially offset by lower other noninterest income due primarily to lower swap fees.

Noninterest income for the nine months ended September 30, 2018 was $98.8 million, up $9.0 million, or 10.0%, from the same period in 2017. The increase from the prior year was driven by higher retirement plan administration fees due to the acquisitions of RPS in the second quarter of 2018 and of Downeast Pension Services in the second quarter of 2017. Other noninterest income in the first nine months of 2018 increased compared to the same period of 2017 due to non-recurring gains recognized in the first nine months of 2018 and ATM and debit card fees increased due to higher number of accounts and usage.

Noninterest expense for the three months ended September 30, 2018 was $66.5 million, up $1.6 million, or 2.5%, from the prior quarter and up $5.9 million, or 9.7%, from the third quarter of 2017. The increase from the prior quarter and third quarter of 2017 was driven by an increase in salaries and employee benefits expenses primarily due to the RPS acquisition, wage increases related to tax reform initiatives and higher incentive compensation associated with business growth.

Noninterest expense for the nine months ended September 30, 2018 was $195.7 million, up $13.5 million, or 7.4%, from the same period in 2017. The increase from the prior year was driven by higher salaries and employee benefits due to the RPS acquisition in the second quarter of 2018, the acquisition of Downeast Pension Services in the second quarter of 2017, higher incentive compensation and wage increases related to tax reform initiatives.

Income tax expense for the three months ended September 30, 2018 was $8.6 million, up $0.5 million, or 5.7%, from the prior quarter and down $2.8 million, or 24.4%, from the third quarter of 2017. The effective tax rate of 22.3% for the third quarter of 2018 was down from 22.4% for the second quarter of 2018 and down from 33.1% for the third quarter of 2017. The increase in income tax expense from the prior quarter was due to a higher level of taxable income. The decrease in income tax expense from the third quarter of 2017 was due to the lower effective tax rate resulting from the Tax Cuts and Jobs Act partially offset by a higher level of taxable income.

Income tax expense for the nine months ended September 30, 2018 was $23.7 million, down $6.6 million, or 21.8%, from the same period of 2017. The effective tax rate of 22.0% for the first nine months of 2018 was down from 32.0% for the same period in the prior year. The decrease in income tax expense from the prior year was due to the lower effective tax rate resulting from the Tax Cuts and Jobs Act partially offset by a higher level of taxable income and lower tax benefit from equity-based transactions. Excluding the tax benefit from equity-based transactions, the effective tax rate was 22.5% and 33.8% for the nine months ending September 30, 2018 and 2017, respectively.

Asset Quality

Net charge-offs of $5.7 million for the three months ended September 30, 2018 were down as compared to $6.5 million for the prior quarter and $6.1 million for the third quarter of 2017. Provision expense was lower at $6.0 million for the three months ended September 30, 2018, as compared with $8.8 million for the prior quarter and $7.9 million for the third quarter of 2017. Annualized net charge-offs to average loans for the third quarter of 2018 was 0.33%, down from 0.39% for the prior quarter and from 0.38% for the third quarter of 2017.

Net charge-offs of $19.0 million for the nine months ended September 30, 2018 were down as compared to $19.7 million for the same period of 2017. Provision expense was $22.3 million for the nine months ended September 30, 2018, as compared with $22.8 million for the same period of 2017. Annualized net charge-offs to average loans for the first nine months of 2018 was 0.38% as compared with 0.42% for the first nine months of 2017.

Nonperforming loans to total loans was 0.41% at September 30, 2018, up 3 bps from 0.38% for the prior quarter and down 1 bp from 0.42% at September 30, 2017. Past due loans as a percentage of total loans were 0.53% at September 30, 2018, up from 0.50% at June 30, 2018 and down from 0.63% at September 30, 2017.

The allowance for loan losses totaled $72.8 million at September 30, 2018, compared to $72.5 million at June 30, 2018 and $68.4 million at September 30, 2017. The allowance for loan losses as a percentage of loans was 1.06% (1.11% excluding acquired loans) at September 30, 2018 and June 30, 2018 compared to 1.06% (1.13% excluding acquired loans) at September 30, 2017.

Balance Sheet

Total assets were $9.5 billion at September 30, 2018, up $410.5 million, or 4.5%, from December 31, 2017. Loans were $6.9 billion at September 30, 2018, up $303.6 million, or 4.6%, from December 31, 2017. Total deposits were $7.4 billion at September 30, 2018, up $270.7 million, or 3.8%, from December 31, 2017, reflecting growth in core and municipal deposits. Stockholders’ equity was $994.2 million, representing a total equity-to-total assets ratio of 10.41% at September 30, 2018, compared with $958.2 million or a total equity-to-total assets ratio of 10.49% at December 31, 2017.

Dividend

The Board of Directors approved a fourth-quarter 2018 cash dividend of $0.26 per share at a meeting held today. The dividend, which represents a $0.01, or 4%, increase, will be paid on December 14, 2018 to stockholders of record as of November 30, 2018. Combined with the increase in the second quarter, the quarterly dividend payable to our stockholders has increased 13% in 2018.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.5 billion at September 30, 2018. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 152 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018			2017
Profitability:	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Diluted earnings per share	$0.68	$0.64	$0.59	$0.40	$0.52
Weighted average diluted common shares outstanding	44,050,557	44,016,940	43,975,248	43,957,571	43,914,536
Return on average assets (1)	1.25%	1.21%	1.15%	0.77%	1.00%
Return on average equity (1)	11.96%	11.64%	10.99%	7.27%	9.55%
Return on average tangible common equity (1)(3)	17.42%	17.08%	15.95%	10.65%	13.99%
Net interest margin (1)(2)	3.57%	3.57%	3.57%	3.52%	3.47%

	9 Months ended September 30,
Profitability:	2018	2017
Diluted earnings per share	$1.91	$1.47
Weighted average diluted common shares outstanding	44,009,385	43,892,221
Return on average assets (1)	1.20%	0.96%
Return on average equity (1)	11.54%	9.20%
Return on average tangible common equity (1)(4)	16.83%	13.57%
Net interest margin (1)(2)	3.57%	3.46%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2018			2017
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$29,807	$28,121	$25,986	$17,637	$22,876
Amortization of intangible assets (net of tax)	791	822	686	594	613
Net income, excluding intangibles amortization	$30,598	$28,943	$26,672	$18,231	$23,489

Average stockholders’ equity	$988,551	$969,029	$959,044	$962,660	$950,557
Less: average goodwill and other intangibles	291,814	289,250	281,027	283,554	284,536
Average tangible common equity	$696,737	$679,779	$678,017	$679,106	$666,021

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	9 Months ended September 30,
	2018	2017
Net income	$83,914	$64,514
Amortization of intangible assets (net of tax)	2,298	1,852
Net income, excluding intangibles amortization	$86,212	$66,366

Average stockholders’ equity	$972,316	$937,279
Less: average goodwill and other intangibles	287,403	283,580
Average tangible common equity	$684,913	$653,699

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2018			2017
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data:
Securities available for sale	$1,101,074	$1,192,939	$1,265,912	$1,255,925	$1,357,614
Securities held to maturity	659,949	544,163	487,126	484,073	494,309
Net loans	6,814,457	6,785,721	6,575,522	6,514,139	6,397,278
Total assets	9,547,284	9,467,138	9,230,834	9,136,812	9,155,396
Total deposits	7,441,290	7,344,449	7,393,928	7,170,636	7,231,236
Total borrowings	986,656	1,028,971	776,032	909,188	872,060
Total liabilities	8,553,129	8,488,209	8,278,104	8,178,635	8,200,158
Stockholders’ equity	994,155	978,929	952,730	958,177	955,238

Asset quality:
Nonaccrual loans	$23,301	$24,006	$25,426	$25,708	$23,453
90 days past due and still accruing	4,734	2,209	2,934	5,410	3,388
Total nonperforming loans	28,035	26,215	28,360	31,118	26,841
Other real estate owned	3,271	4,349	4,949	4,529	4,230
Total nonperforming assets	31,306	30,564	33,309	35,647	31,071
Allowance for loan losses	72,805	72,450	70,200	69,500	68,350

Asset quality ratios (total):
Allowance for loan losses to total loans	1.06%	1.06%	1.06%	1.06%	1.06%
Total nonperforming loans to total loans	0.41%	0.38%	0.43%	0.47%	0.42%
Total nonperforming assets to total assets	0.33%	0.32%	0.36%	0.39%	0.34%
Allowance for loan losses to total nonperforming loans	259.69%	276.37%	247.53%	223.34%	254.65%
Past due loans to total loans	0.53%	0.50%	0.53%	0.63%	0.63%
Net charge-offs to average loans (1)	0.33%	0.39%	0.42%	0.43%	0.38%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.11%	1.11%	1.12%	1.12%	1.13%
Nonperforming loans to loans	0.39%	0.36%	0.41%	0.46%	0.39%
Allowance for loan losses to nonperforming loans	285.86%	306.08%	273.54%	243.85%	289.67%
Past due loans to loans	0.53%	0.50%	0.53%	0.65%	0.65%

Capital:
Equity to assets	10.41%	10.34%	10.32%	10.49%	10.43%
Book value per share	$22.77	$22.43	$21.84	$22.01	$21.94
Tangible book value per share (3)	$16.10	$15.73	$15.41	$15.54	$15.42
Tier 1 leverage ratio	9.36%	9.25%	9.26%	9.14%	9.12%
Common equity tier 1 capital ratio	10.28%	10.04%	10.12%	10.06%	10.08%
Tier 1 capital ratio	11.58%	11.35%	11.48%	11.42%	11.46%
Total risk-based capital ratio	12.58%	12.34%	12.47%	12.42%	12.45%
Common stock price (end of period)	$38.38	$38.15	$35.48	$36.80	$36.72

(1)	Annualized.
(2)	Non-GAAP measure - Excludes acquired loans.
(3)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets:	September 30, 2018	December 31, 2017
Cash and due from banks	$171,525	$156,852
Short-term interest bearing accounts	3,108	2,812
Equity securities, at fair value (1)	24,722	-
Securities available for sale, at fair value (1)	1,101,074	1,255,925
Securities held to maturity (fair value $645,732 and $481,871)	659,949	484,073
Trading securities (1)	-	11,467
Federal Reserve Bank and Federal Home Loan Bank stock	52,421	46,706
Loans held for sale	5,035	1,134
Loans	6,887,262	6,583,639
Less allowance for loan losses	72,805	69,500
Net loans	$6,814,457	$6,514,139
Premises and equipment, net	78,284	81,305
Goodwill	274,769	268,043
Intangible assets, net	16,576	13,420
Bank owned life insurance	176,240	172,388
Other assets	169,124	128,548
Total assets	$9,547,284	$9,136,812

Liabilities and stockholders’ equity:
Demand (noninterest bearing)	$2,373,027	$2,286,892
Savings, NOW, and money market	4,199,694	4,076,978
Time	868,569	806,766
Total deposits	$7,441,290	$7,170,636
Short-term borrowings	811,709	719,123
Long-term debt	73,751	88,869
Junior subordinated debt	101,196	101,196
Other liabilities	125,183	98,811
Total liabilities	$8,553,129	$8,178,635

Total stockholders’ equity	$994,155	$958,177

Total liabilities and stockholders’ equity	$9,547,284	$9,136,812

(1) Available for sale and trading equity securities amounts reclassified from securities available for sale and trading securities to equity securities for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest, fee and dividend income:
Interest and fees on loans	$77,249	$68,086	$221,864	$197,399
Securities available for sale (1)	6,659	7,278	20,588	21,505
Securities held to maturity	3,462	2,746	8,898	8,263
Other	834	737	2,381	2,010
Total interest, fee and dividend income	$88,204	$78,847	$253,731	$229,177
Interest expense:
Deposits	$6,157	$3,648	$15,167	$10,658
Short-term borrowings	3,000	1,870	7,421	4,375
Long-term debt	431	589	1,359	1,794
Junior subordinated debt	1,089	810	3,030	2,308
Total interest expense	$10,677	$6,917	$26,977	$19,135
Net interest income	$77,527	$71,930	$226,754	$210,042
Provision for loan losses	6,026	7,889	22,300	22,835
Net interest income after provision for loan losses	$71,501	$64,041	$204,454	$187,207
Noninterest income:
Insurance and other financial services revenue	$6,172	$5,536	$18,502	$17,927
Service charges on deposit accounts	4,503	4,261	12,721	12,399
ATM and debit card fees	5,906	5,557	16,995	16,025
Retirement plan administration fees	7,244	5,272	19,879	14,881
Trust	4,808	4,927	14,951	14,620
Bank owned life insurance income	1,288	1,284	3,852	3,913
Net securities gains (losses)	412	(4)	575	(2)
Other (1)	3,048	3,945	11,341	10,069
Total noninterest income	$33,381	$30,778	$98,816	$89,832
Noninterest expense:
Salaries and employee benefits (2)	$38,394	$33,674	$112,687	$101,410
Occupancy	5,380	5,174	17,034	16,528
Data processing and communications	4,434	4,399	13,221	12,826
Professional fees and outside services	3,580	3,107	10,408	9,748
Equipment	4,319	3,733	12,508	11,224
Office supplies and postage	1,563	1,432	4,640	4,680
FDIC expense	1,223	1,257	3,516	3,571
Advertising	739	665	1,776	1,711
Amortization of intangible assets	1,054	993	3,064	2,999
Loan collection and other real estate owned, net	1,234	1,684	3,479	3,627
Other (2)	4,577	4,483	13,324	13,880
Total noninterest expense	$66,497	$60,601	$195,657	$182,204
Income before income tax expense	$38,385	$34,218	$107,613	$94,835
Income tax expense	8,578	11,342	23,699	30,321
Net income	$29,807	$22,876	$83,914	$64,514
Earnings Per Share:
Basic	$0.68	$0.52	$1.92	$1.48
Diluted	$0.68	$0.52	$1.91	$1.47

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior period from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2018			2017
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income:
Interest and fees on loans	$77,249	$74,172	$70,443	$69,697	$68,086
Securities available for sale (1)	6,659	7,003	6,926	7,059	7,278
Securities held to maturity	3,462	2,811	2,625	2,671	2,746
Other	834	781	766	803	737
Total interest, fee and dividend income	$88,204	$84,767	$80,760	$80,230	$78,847
Interest expense:
Deposits	$6,157	$5,079	$3,931	$3,817	$3,648
Short-term borrowings	3,000	2,455	1,966	1,621	1,870
Long-term debt	431	452	476	505	589
Junior subordinated debt	1,089	1,040	901	836	810
Total interest expense	$10,677	$9,026	$7,274	$6,779	$6,917
Net interest income	$77,527	$75,741	$73,486	$73,451	$71,930
Provision for loan losses	6,026	8,778	7,496	8,153	7,889
Net interest income after provision for loan losses	$71,501	$66,963	$65,990	$65,298	$64,041
Noninterest income:
Insurance and other financial services revenue	$6,172	$5,826	$6,504	$5,605	$5,536
Service charges on deposit accounts	4,503	4,246	3,972	4,351	4,261
ATM and debit card fees	5,906	5,816	5,273	5,347	5,557
Retirement plan administration fees	7,244	7,296	5,339	5,332	5,272
Trust	4,808	5,265	4,878	4,966	4,927
Bank owned life insurance income	1,288	1,217	1,347	1,262	1,284
Net securities gains (losses)	412	91	72	1,869	(4)
Other (1)	3,048	4,401	3,892	2,740	3,945
Total noninterest income	$33,381	$34,158	$31,277	$31,472	$30,778
Noninterest expense:
Salaries and employee benefits (2)	$38,394	$37,726	$36,567	$33,812	$33,674
Occupancy	5,380	5,535	6,119	5,280	5,174
Data processing and communications	4,434	4,508	4,279	4,242	4,399
Professional fees and outside services	3,580	3,336	3,492	3,751	3,107
Equipment	4,319	4,151	4,038	4,001	3,733
Office supplies and postage	1,563	1,504	1,573	1,604	1,432
FDIC expense	1,223	1,092	1,201	1,196	1,257
Advertising	739	700	337	1,033	665
Amortization of intangible assets	1,054	1,096	914	961	993
Loan collection and other real estate owned, net	1,234	908	1,337	1,136	1,684
Other (2)	4,577	4,332	4,415	6,428	4,483
Total noninterest expense	$66,497	$64,888	$64,272	$63,444	$60,601
Income before income tax expense	$38,385	$36,233	$32,995	$33,326	$34,218
Income tax expense	8,578	8,112	7,009	15,689	11,342
Net income	$29,807	$28,121	$25,986	$17,637	$22,876
Earnings Per Share:
Basic	$0.68	$0.64	$0.60	$0.40	$0.52
Diluted	$0.68	$0.64	$0.59	$0.40	$0.52

(1) Income on available for sale and trading equity securities amounts reclassified from interest, fee and dividend income on securities available for sale to other noninterest income for the current period, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.
(2) Amounts reclassified for the prior periods from salaries and employee benefits to other expenses related to the adoption of Accounting Standard Update No. 2017-07, Compensation – Retirement Benefits (Topic 715), in the first quarter of 2018.

NBT Bancorp Inc. and Subsidiaries Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q3 - 2018		Q2 - 2018		Q1 - 2018		Q4 - 2017		Q3 - 2017
Assets:
Short-term interest bearing accounts	$3,328	6.08%	$3,574	5.16%	$2,818	5.18%	$5,804	2.39%	$9,000	2.42%
Securities available for sale (1)(3)	1,197,910	2.22%	1,266,304	2.23%	1,273,634	2.22%	1,313,870	2.16%	1,374,739	2.13%
Securities held to maturity (1)	591,220	2.58%	503,501	2.50%	482,375	2.48%	490,182	2.68%	506,324	2.66%
Investment in FRB and FHLB Banks	50,107	6.20%	48,184	6.12%	46,844	6.32%	44,320	6.87%	49,902	5.42%
Loans (2)	6,839,565	4.49%	6,750,710	4.41%	6,592,447	4.34%	6,528,449	4.25%	6,400,287	4.23%
Total interest earning assets	$8,682,130	4.05%	$8,572,273	3.99%	$8,398,118	3.92%	$8,382,625	3.84%	$8,340,252	3.80%
Other assets (3)	776,219		766,604		746,172		747,468		759,636
Total assets	$9,458,349		$9,338,877		$9,144,290		$9,130,093		$9,099,888

Liabilities and stockholders’ equity:
Money market deposit accounts	$1,724,853	0.58%	$1,699,956	0.43%	$1,655,308	0.27%	$1,725,242	0.25%	$1,652,730	0.23%
NOW deposit accounts	1,164,513	0.17%	1,222,889	0.16%	1,211,029	0.13%	1,200,651	0.12%	1,130,940	0.10%
Savings deposits	1,279,520	0.06%	1,289,062	0.06%	1,248,432	0.06%	1,215,932	0.06%	1,232,823	0.06%
Time deposits	881,792	1.33%	858,080	1.22%	802,959	1.13%	792,969	1.10%	805,435	1.09%
Total interest bearing deposits	$5,050,678	0.48%	$5,069,987	0.40%	$4,917,728	0.32%	$4,934,794	0.31%	$4,821,928	0.30%
Short-term borrowings	766,372	1.55%	706,694	1.39%	712,220	1.12%	684,447	0.94%	773,074	0.96%
Long-term debt	73,762	2.32%	84,676	2.14%	88,844	2.17%	81,010	2.47%	88,935	2.63%
Junior subordinated debt	101,196	4.27%	101,196	4.12%	101,196	3.61%	101,196	3.28%	101,196	3.18%
Total interest bearing liabilities	$5,992,008	0.71%	$5,962,553	0.61%	$5,819,988	0.51%	$5,801,447	0.46%	$5,785,133	0.47%
Demand deposits	2,356,216		2,294,023		2,259,955		2,266,672		2,260,973
Other liabilities	121,574		113,272		105,303		99,314		103,225
Stockholders’ equity	988,551		969,029		959,044		962,660		950,557
Total liabilities and stockholders’ equity	$9,458,349		$9,338,877		$9,144,290		$9,130,093		$9,099,888

Interest rate spread		3.34%		3.38%		3.41%		3.38%		3.33%
Net interest margin (FTE)		3.57%		3.57%		3.57%		3.52%		3.47%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months ended September 30,	2018			2017
Assets:
Short-term interest bearing accounts	$3,242	$133	5.48%	$10,927	$144	1.76%
Securities available for sale (1)(3)	1,245,672	20,714	2.22%	1,363,506	21,815	2.14%
Securities held to maturity (1)	526,097	9,924	2.52%	513,447	10,178	2.65%
Investment in FRB and FHLB Banks	48,391	2,248	6.21%	47,466	1,866	5.26%
Loans (2)	6,728,479	222,184	4.41%	6,302,494	198,027	4.20%
Total interest earning assets	$8,551,881	$255,203	3.99%	$8,237,840	$232,030	3.77%
Other assets (3)	763,108			753,873
Total assets	$9,314,989			$8,991,713

Liabilities and stockholders’ equity:
Money market deposit accounts	$1,693,627	$5,459	0.43%	$1,687,998	$2,791	0.22%
NOW deposit accounts	1,199,306	1,366	0.15%	1,137,424	682	0.08%
Savings deposits	1,272,452	543	0.06%	1,213,990	509	0.06%
Time deposits	847,899	7,799	1.23%	825,594	6,676	1.08%
Total interest bearing deposits	$5,013,284	$15,167	0.40%	$4,865,006	$10,658	0.29%
Short-term borrowings	728,627	7,421	1.36%	691,919	4,375	0.85%
Long-term debt	82,372	1,359	2.21%	97,561	1,794	2.46%
Junior subordinated debt	101,196	3,030	4.00%	101,196	2,308	3.05%
Total interest bearing liabilities	$5,925,479	$26,977	0.61%	$5,755,682	$19,135	0.44%
Demand deposits	2,303,751			2,201,309
Other liabilities	113,443			97,443
Stockholders’ equity	972,316			937,279
Total liabilities and stockholders’ equity	$9,314,989			$8,991,713
Net interest income (FTE)		$228,226			$212,895
Interest rate spread			3.38%			3.33%
Net interest margin (FTE)			3.57%			3.46%
Taxable equivalent adjustment		$1,472			$2,853
Net interest income		$226,754			$210,042

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) For purposes of the average balance sheet presentation, equity securities amounts reclassified for the current period from securities available for sale to other assets, related to the adoption of Accounting Standard Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities, in the first quarter of 2018.

Note: Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21% for 2018 and 35% for 2017.

NBT Bancorp Inc. and Subsidiaries Consolidated Loan Balances
(unaudited, dollars in thousands)

	2018			2017
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Commercial	$1,310,262	$1,299,437	$1,252,729	$1,258,212	$1,247,753
Commercial real estate	1,902,315	1,891,119	1,795,101	1,769,620	1,714,420
Residential real estate mortgages	1,373,487	1,350,336	1,331,587	1,320,370	1,301,221
Dealer finance	1,229,700	1,252,843	1,238,051	1,227,870	1,220,107
Specialty lending	521,396	507,151	469,268	438,866	407,402
Home equity	480,761	488,493	491,807	498,179	505,213
Other consumer	69,341	68,792	67,179	70,522	69,512
Total loans	$6,887,262	$6,858,171	$6,645,722	$6,583,639	$6,465,628